Exhibit 10.11

Proxy Letter

I, Limin Li, (“Grantor”) a citizen of the People’s Republic of China (“PRC”) with ID No. 440301610103081, am the shareholder of China Digital Mobile Television Co., Ltd. (“CDMTV”) who holds 30% equity interest in CDMTV. I irrevocably authorize Mr./Ms.                    to exercise the following rights in the term of the letter:

Authorize Mr./Ms.                    (“Grantee” a PRC citizen with ID No.             ) the right to exercise all my voting rights as a shareholder of CDMTV as provided under its articles of associations, including, but not limited to, voting on the directors and supervisors.

Such grant must be approved by CDTC and Grantee must be an employee of CDTC. If Grantee ceases to be an employee of CDTC, then Grantor will revoke the proxy and grant a similar proxy to a then-current employee of CDTC designated by CDTC.

Grantee shall diligently comply with his/her obligations and prevent Grantor from suffering any loss/damage according to the proxy (excluding the circumstances where Grantor is guilty of intentional wrongdoing or negligence), or will compensate Grantor for all losses according to the laws.

The proxy letter will remain effective for 10 years and become effective on the date it is executed.

Limin Li

March 31, 2006

Amendment to Proxy Letter

To:	Mr./Ms. (the representative under the Proxy Letter 2006 enclosed, if appointed)

China Digital Technology Consulting (Shenzhen) Co., Ltd.

I, Limin Li, a citizen of the People’s Republic of China (“PRC”) with ID No. 440301610103081, am the shareholder of China Digital Mobile Television Co., Ltd. (“CDMTV”) who holds 30% equity interest in CDMTV. I executed the enclosed Proxy Letter ( “2006 Proxy Letter”) on March 31, 2006.

Mr./Ms.                    (the representative under the 2006 Proxy Letter enclosed, if appointed, referred to as the “Representative” hereinafter), China Digital Technology Consulting (Shenzhen) Co., Ltd. and I agree, after consultation, to extend the term of 2006 Proxy Letter until February 15, 2032. The commencement shall be on the date 2006 Proxy Letter was executed.

Other terms and conditions of the 2006 Proxy Letter keep valid and unchanged.

This Amendment to the Proxy Letter shall be an indivisible part of the 2006 Proxy Letter and become effective on the date it is executed.

Limin Li

February 15, 2007

Attachment: 2006 Proxy Letter